Exhibit 99.1

LIVEXLIVE MEDIA ANNOUNCES RECORD RESULTS FOR Q1 2021 – RAISES FISCAL 2021 GUIDANCE

●	Q1 Fiscal 2021 Revenue Increased 11% to a Record $10.5 Million

●	Q1 Fiscal 2021 GAAP Loss from Operations was ($5.8) Million, a 43% Improvement

●	Q1 Fiscal 2021 Contribution Margin* Increased Over 450% to a Record 27.1%, or $2.8 Million

●	Q1 Fiscal 2021 Adjusted Operating Income* from Core Operations was a Record $1.1 Million, an increase of $4.2 Million when compared to Q1 fiscal 2020 AOL* of ($3.1) Million; including Corporate, Q1 Fiscal 2021 Adjusted Operating Loss* was ($0.1) Million, a 98% Improvement

●	Livestreamed 45 Live Music Events in Q1 Fiscal 2021, with Over 1,075 Artists Across the LiveXLive Platform, Generating Over 76 Million Live Views and Over 5 Billion Video Views of #musiclives Across TikTok, Compared to 42 Events, 230 Artists and Over 69 Million Views during all of Fiscal 2020

●	Completed $17.5 Million Common Stock Financing at $4.14 Per Share in July 2020, including Conversion of $10.0 Million of Liabilities into Equity by a Major Music Partner, Increasing Cash and Restricted Cash to Approximately $20.0 Million as of Today, Compared to $12.4 Million as of March 31, 2020

●	Announced Entering into a $15.0 Million Senior Secured Convertible Financing Agreement with a Major Existing Institutional Shareholder and Provided Notice of Intention to Repay Existing Senior Secured Debenture Holders by August 31, 2020; Closing of Combination of Transactions Improves Net Equity[1] by over $40 Million and More Than 300% on a Pro Forma Basis

●	Completed Acquisition of PodcastOne in July 2020

Los Angeles, CA, August 6, 2020 – LiveXLive Media, Inc. (Nasdaq: LIVX) (“LiveXLive”), a global platform for live stream and on-demand audio, video and podcast content in music, comedy and pop culture, announced today record results for its first fiscal quarter ended June 30, 2020.

In Q1 fiscal 2021, LiveXLive posted record revenue of $10.5 million as well as record contribution margin* of $2.8 million. The increases were driven by growth in subscription revenue, strong sponsorship sales growth and improved margin expansion across LiveXLive’s live music events platform. On a GAAP basis, the Company recorded a loss from operations of ($5.8) million and a net loss of ($7.5) million. On a non-GAAP basis, Adjusted Operating Loss (“AOL”)* narrowed to ($0.1) million from ($4.6) million in Q1 2020.

[1]Net Equity defined as cash +A/R less current liabilities and current debt.

LiveXLive CEO and Chairman, Robert Ellin, commented, “LiveXLive was uniquely positioned to benefit from the abrupt stop of live music and entertainment due to COVID-19. We have the first talent-centric platform focused on superfans and building long term franchises in audio music, podcasting, OTT linear channels, pay-per-view, and livestreaming. Our model includes multiple monetization paths including subscription, advertising, sponsorship, merchandise sales and ticketing. We are excited to raise our revenue guidance for our 2021 fiscal year based on momentum in our core businesses.”

“Our Q1 results were the strongest to date and reflect the power of our business model, posting record events, viewership, revenue and operating results in Q1 fiscal 2021,” said Michael Zemetra, CFO of LiveXLive. “With our recent financing, improvements in our balance sheet and the closing of PodcastOne, we believe we are in a position of strength to accelerate our business growth and aggressively move towards profitability.”

Recent and Q1 Fiscal 2021 Highlights

●	Ended June 30, 2020 with 877,000 paid subscribers, an increase of 144,000, or 20% year-over-year.

●	Launched a new Pay-Per-View (“PPV”) offering in May 2020, enabling new forms of artist revenue, including digital tickets, tipping, digital meet and greets, merchandise sales and sponsorship, generating over 24,000 tickets sold to date at an average price greater than $27 per ticket. Signed an exclusive livestream PPV concert with K-Pop sensation Monsta X to air on August 8, 2020 and livestreamed Darius Rucker’s annual “Darius & Friends Presented by CDW and Intel” on July 30, 2020.

●	Partnered with global music sensation Pitbull in multi-year deal to develop, produce, distribute, and monetize unique original content, including PPV events and podcasts. Link to: Pitbull and LiveXLive CEO Rob Ellin interview on CNBC.

●	Produced and curated Music Lives, a 48-hour live digital festival featuring over 100 artists that streamed April 17 - 19, 2020, with sponsorship from TikTok and Facebook Oculus Venues. The digital festival drove over 50 million livestream views and more than 5.0 billion video views of #musiclives. Following this success, LiveXLive launched the Music Lives ON franchise – a weekly series of livestream performances featuring established and emerging artists.

●	Entered into separate distribution deals with XUMO, FITE and Consumable TV, expanding LiveXLive’s reach and extending beyond music into comedy, sports and other genres. XUMO is a linear OTT platform reaching 45 million homes featuring original shows, artist interviews, concerts, festivals, event content, and bite-size content from around the world. FITE is a global PPV platform that will allow LiveXLive offering to include MMA fighting and boxing. Consumable TV is a syndicated platform that plugs into top Comscore-ranked publishers to reach over 100 million viewers.

●	Partnered with Live Nation Urban and Color of Change to livestream Lift Every Voice: a Juneteenth Special, Shaquille O’Neil and Rob Gronkowski to livestream Shaq’s Fun House vs Gronk Beach and award-winning country artist Zac Brown Band to livestream July 4th charity event.

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●	Announced a multi-year partnership with Corona Electric Beach for Spring Awakening Music Festival 10th anniversary event in 2021 and produced first-ever Spring Awakening Music Festival virtual experience, benefitting MusiCares.

●	Announced entering into a $15.0 million senior secured convertible financing agreement with a major existing institutional shareholder and provided notice of intention to repay existing senior secured debentures by August 31, 2020, vastly improving LiveXLive’s financial position and balance sheet.

Business Outlook

LiveXLive is raising revenue guidance and updating its full-year fiscal 2021 guidance as follows:

●	Revenue of $62.5 - $68.5 million, an increase of $1.5 million from prior 2021 guidance

●	Annualized Contribution Margin* of 30% - 35% of revenue, an improvement of over 100% YOY

●	Adjusted Operating Loss* of ($2.5) - ($5.0) million, representing a 70% improvement YOY at the midpoint

●	Capital expenditures, which principally include internally capitalized labor costs supporting the growth of our music platform, in the range of $3.0 - $5.0 million

●	Expectation to livestream over 100 music festivals and events, an increase of over 140% YOY

**	With respect to projected full year 2021 Adjusted Operating Loss*, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted Operating Loss*. We expect that the variability of these items could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

First Quarter 2021 and 2020 Results Summary (in $000’s, except per share; unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Revenue	$10,507	$9,498
Operating loss	$(5,822)	$(10,262)
Adjusted Operating Loss*	$(55)	$(4,589)
Net Loss	$(7,532)	$(10,966)
Loss per share - basic and diluted	$(0.13)	$(0.21)

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First Quarter 2021 Results Summary Discussion

During Q1 fiscal 2021, LiveXLive posted record revenue of $10.5 million versus $9.5 million in Q1 fiscal 2020. The increase was largely due to the growth in advertising and sponsorship revenue, subscription revenue and PPV ticketing revenue. Licensing and sponsorship revenue increased over 350% year-over-year, offset by a 63% decline in programmatic advertising. Paid subscribers as of June 30, 2020 increased 20% to 877,000, a net increase of 144,000 as compared to 733,000 subscribers at June 30, 2019.

LiveXLive livestreamed 45 live events during Q1 2021, as compared to 9 in Q1 2020, significantly reduced the cost per event, and made incremental investments to drive long-term growth. These growth activities drove a net loss of ($7.5) million, loss from operations of ($5.8) million and Adjusted Operating Loss* of ($0.1) million in Q1 fiscal 2021.

Q1 fiscal 2021 Operating Loss of ($5.8) million was substantially lower as compared to a ($10.3) million Operating Loss in Q1 fiscal 2020. The $4.5 million improvement was largely driven by (i) a $2.3 million improvement in contribution margin* in Q1 fiscal 2021, as compared to Q1 fiscal 2020 driven by higher sponsorship revenue and a decrease in production expenses, and (ii) one-time savings initiatives in Q1 fiscal 2021 of approximately $1.4 million that included reductions of employee salaries and other expenses as a result of uncertainties caused by the COVID-19 pandemic. The remaining improvement was due to lower overall operating expenses in Q1 fiscal 2021 versus Q1 fiscal 2020, partly driven by lower travel and other variable spending efficiencies created under the COVID-19 stay-at-home practices enacted throughout Q1 fiscal 2021.

Q1 fiscal 2021 AOL* of ($0.1) million improved by 98% or $4.5 million when compared to Q1 fiscal 2020 AOL* of ($4.6) million, driven by improved contribution margin* and operating expenses during the period. Q1 fiscal 2021 AOL* was driven by Music Operations Adjusted Operating Income* of $1.1 million and Corporate loss of ($1.2) million.

Capital expenditures for Q1 fiscal 2021 totaled approximately $0.8 million, which were largely driven by capitalized software costs associated with development of our integrated music player and PPV services in Q1 fiscal 2021.

At June 30, 2020, LiveXLive had approximately $17.1 million in cash and cash equivalents, which includes restricted cash of $6.7 million.

Conference Call and Webcast

LiveXLive will host a live conference call and audio webcast to provide a business update and discuss its first quarter fiscal year 2021 results on Thursday, August 6, 2020 at 8:30 a.m. ET (5:30 a.m. PT) DOMESTIC DIAL-IN: 833-772-0379 and INTERNATIONAL DIAL-IN: 236-738-2214. For those unable to participate in the live conference call or webcast, a replay will be available until August 13, 2020. To access the replay, dial 800-585-8367 or 416-621-4642. The replay passcode is: 6955695. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

* Refer to “About Non-GAAP Financial Measures” within this release for definitions of Adjusted Operating Income, Adjusted Operating Loss and Contribution Margin (Loss).

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About LiveXLive Media, Inc.

Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) (pronounced Live “by” Live) is a global platform for livestream and on-demand audio, video and podcast content in music, comedy, and pop culture. LiveXLive, which has streamed over 1,300 artists in calendar 2020, has become a go-to partner for the world’s top artists and celebrity voices as well as music festivals concerts, including Rock in Rio, EDC Las Vegas, and many others. In April 2020, LiveXLive produced its first 48-hour music festival called “Music Lives” with tremendous success as it earned over 50 million views and over 5 billion views for #musiclives on TikTok on 100+ performances. The Company’s library of global events, video-audio podcasts and original shows are also available on Amazon, Apple TV, Roku and Samsung TVs in addition to its own app, destination site and social channels. The Company’s wholly-owned subsidiary, PodcastOne, generates more than 2.1 billion downloads annually across more than 300 podcasts. For more information, visit www.livexlive.com and follow LiveXLive on Facebook, Instagram, TikTok, Twitter at @livexlive, and YouTube.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss), Adjusted Operating Income (“AOI”) and Adjusted Operating Loss (“AOL”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and AOL to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOL is not calculated or presented in accordance with GAAP. A limitation of the use of AOL as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOL should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOL as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as revenue less Cost of Sales. AOI/AOL is defined as operating income (loss) before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense.  Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2021 AOL, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from AOL. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” included at the end of this release.

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Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Certain statements contained in this earnings release (or otherwise made by us or on our behalf from time to time in other reports, filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases, conferences, internet postings or otherwise) that are not statements of historical fact constitute “forward-looking statements” notwithstanding that such statements are not specifically identified. These forward-looking statements relate to our expectations or forecasts for future events, including without limitation our earnings, revenues, expenses, Adjusted Operating Income, Adjusted Operating Loss, Contribution Margin (Loss), capital expenditures or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “hope,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are not guarantees of future performance and are based on information available to us as of the date of this release and on our current expectations, forecasts and assumptions, and involve substantial risks and uncertainties. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to a variety of factors, risks and uncertainties, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing or acquisitions and the timing of the closing of such proposed transactions, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of any proposed transaction will not occur; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; successfully implementing the Company’s growth strategy, including relating to its technology platforms and applications; ability to integrate the Company’s acquired businesses and the ability of the combined businesses to grow; the ability of the Company’s executive officers to manage expected growth profitably; the outcome(s) of any legal proceedings pending or that may be instituted against the Company, its subsidiaries or third parties to whom the Company may owe indemnification obligations; changes in laws or regulations that apply to the Company or its industry; the Company’s ability to recognize and timely implement future technologies in the music and livestreaming space; the Company’s ability to capitalize on investments in developing its service offerings, including LiveXLive app to deliver and develop upon current and future technologies; significant product development expenses associated with the Company’s technology initiatives; the Company’s ability to deliver end-to-end network performance sufficient to meet increasing customer demands; the Company’s ability to timely and economically obtain necessary approval(s), releases and or licenses on a timely basis for the use of its music content on its service platform; the Company’s ability to obtain and maintain international authorizations to operate its service over the proper foreign jurisdictions its customers utilize; the Company’s ability to expand its service offerings and deliver on its service roadmap; the Company’s ability to timely and cost-effectively produce, identify and or deliver compelling content that brands will advertise on and or customers will purchase and or subscribe to across the Company’s platform; the effects of the global Covid-19 pandemic; general economic and technological circumstances in the music and livestreaming digital markets; the Company’s ability to obtain and maintain licenses for content used on legacy music platforms; the loss of, or failure to realize benefits from, agreements with our music labels, publishers and partners; unfavorable economic conditions in the airline industry and economy as a whole; the Company’s ability to expand its domestic or international operations, including the Company’s ability to grow its business with current and potential future music labels, festivals, publishers, or partners; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to the Company’s equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in the Company’s projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of the Company’s business plans and technology roadmap or the Company’s plans of expansion in North America and internationally; fluctuation in the Company’s operating results; the demand for live and music streaming services and market acceptance for our products and services; the Company’s ability to generate sufficient cash flow to make payments on its indebtedness; the Company’s incurrence of additional indebtedness in the future; the Company’s ability to repay the convertible notes at maturity or to repurchase the convertible notes upon a fundamental change or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; the Company’s compliance with the covenants in its debentures; risks and uncertainties applicable to the businesses of the Company’s subsidiaries and other risks, uncertainties and factors, including, but not limited to, those described in the Company’s 2020 Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on June 26, 2020, and the Company’s other filings with the SEC. The forward-looking statements contained in this press release speak only as of the date the statements were made. The Company does not undertake any obligation to update these forward-looking statements, unless required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

LiveXLive IR Contact:
310.529.2500
ir@livexlive.com

Media Contact:
Factory PR
212.941.9394
live@factorypr.com

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Financial Information

The tables below present financial results for the three months ended June 30, 2020 and 2019.

LiveXLive Media, Inc.

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,
	2020	2019

Revenue:	$10,507	$9,498

Operating expenses:
Cost of sales	7,661	9,013
Sales and marketing	1,346	1,711
Product development	2,086	2,423
General and administrative	3,985	4,825
Amortization of intangible assets	1,251	1,788
Total operating expenses	16,329	19,760
Loss from operations	(5,822)	(10,262)

Other income (expense):
Interest expense, net	(2,078)	(870)
Other income	370	166
Total other expense	(1,708)	(704)

Loss before provision for income taxes	(7,530)	(10,966)

Provision for income taxes	2	-
Net loss	$(7,532)	$(10,966)

Net loss per share – basic and diluted	$(0.13)	$(0.21)
Weighted average common shares – basic and diluted	59,166,271	52,319,872

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LiveXLive Media, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30,	March 31,
	2020	2020
Assets
Current Assets
Cash and cash equivalents	$10,391	$5,702
Restricted cash	6,735	6,735
Accounts receivable, net	3,745	3,889
Prepaid expense and other assets	1,594	1,396
Total Current Assets	22,465	17,722
Property and equipment, net	3,436	3,397
Goodwill	9,672	9,672
Intangible assets, net	21,947	23,198
Other assets	107	127
Total Assets	$57,627	$54,116

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$36,975	$30,723
Accrued royalties	13,348	13,071
Current portion of notes payable	1,227	331
Deferred revenue	1,111	949
Current portion of unsecured convertible notes, net	5,206	-
Current portion of senior secured convertible debentures, net	7,969	2,720
Total Current Liabilities	65,836	47,794
Lease liabilities, noncurrent	23	45
Senior secured convertible debentures, net	-	6,505
Note payable, net	1,257	-
Unsecured convertible notes, net	1,719	6,794
Deferred income taxes	108	108
Total Liabilities	68,943	61,246

Commitments and Contingencies

Stockholders’ Deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 59,575,491 and 58,984,382 shares issued and outstanding, respectively	59	59
Additional paid in capital	124,278	120,932
Accumulated deficit	(135,653)	(128,121)
Total stockholders’ deficit	(11,316)	(7,130)
Total Liabilities and Stockholders’ Deficit	$57,627	$54,116

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Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Adjusted Operating Loss* Reconciliation

	Contribution Margin	Operating Income (Loss) from Operations	Depreciation and Amortization	Stock-Based Compensation	Non- Recurring Acquisition and Realignment Costs (1)	Other Non- Operating Costs (2)	Adjusted Operating Income (Loss)*
Three Months Ended June 30, 2020
Music Operations	$2,846	$(2,465)	$1,974	$1,351	$-	$254	$1,114
Corporate	-	(3,357)	-	1,531	290	367	(1,169)
Total	$2,846	$(5,822)	$1,974	$2,882	$290	$621	$(55)

Three Months Ended June 30, 2019
Music Operations	$485	$(7,019)	$2,229	$1,716	$-	$-	$(3,074)
Corporate	-	(3,243)	2	1,401	-	325	(1,515)
Total	$485	$(10,262)	$2,231	$3,117	$-	$325	$(4,589)

(1)	Non-Recurring Acquisition and Realignment Costs principally include outside legal, accounting and other professional fees directly attributable to acquisition activity in the period.

(2)	Other Non-Recurring Costs principally include certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at certain acquired companies prior to their purchase date and non-recurring employee severance payments and to a lesser extent, a one-time minimum guarantee to effectively terminate a live -event distribution agreement post COVID-19.

*	See the definition of Adjusted Operating Income and Adjusted Operating Loss under “About Non-GAAP Financial Measures” within this release.

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Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

LiveXLive Media, Inc.

Contribution Margin* Reconciliation

	Three Months Ended June 30,
	2020	2019

Revenue:	$10,507	$9,498

Less Cost of Sales:	(7,661)	(9,013)

contribution Margin*	$2,846	$485

* See the definition of Contribution Margin under “About Non-GAAP Financial Measures” within this release.

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